                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box: [ ]

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               GENERAL MAGIC, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0 11.

        1)     Title of each class of securities to which transaction applies:

               ----------------------------------------------------------------
        2)     Aggregate number of securities to which transaction applies:

               ----------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               ----------------------------------------------------------------
        4)     Proposed maximum aggregate value of transaction:

               ----------------------------------------------------------------
        5)     Total fee paid:

               ----------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:
                                       ----------------------------------------
        2)     Form, Schedule or Registration Statement No.:

               ----------------------------------------------------------------
        3)     Filing Party:

               ----------------------------------------------------------------
        4)     Date Filed:

               ----------------------------------------------------------------

                              [GENERAL MAGIC LOGO]
                             420 North Mary Avenue
                          Sunnyvale, California 94086

                                                               December   , 1998

To Our Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of GENERAL MAGIC, INC. on January 21, 1999, at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California at 10:00 a.m., Pacific Standard Time.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Special Meeting of Stockholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of GENERAL MAGIC, INC. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ STEVEN MARKMAN
                                          Steven Markman
                                          Chairman, Chief Executive Officer and
                                          President

                              [GENERAL MAGIC LOGO]
                             420 North Mary Avenue
                          Sunnyvale, California 94086

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 21, 1999

Dear Stockholder:

     You are invited to attend a Special Meeting of Stockholders of General Magic, Inc. (the "Company"), which will be held on January 21, 1999, at 10:00 a.m. Pacific Standard Time at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California, for the following purposes:

     1. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company from 60,000,000 shares to 100,000,000 shares.

     2. To approve the issuance of shares of the Company's Common Stock in excess of the Discounted Securities Limit (as defined in the Proxy Statement) upon (i) the conversion of the Company's Series C Convertible Preferred Stock and (ii) the exercise of warrants for the purchase of shares of the Company's Common Stock.

     3. To approve an amendment to the Company's Certificate of Incorporation to modify the terms of the Series C Convertible Preferred Stock.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on December   , 1998, are
entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal executive offices of the Company.

                                          By Order of the Board of Directors,

                                          /s/ MARY E. DOYLE
                                          MARY E. DOYLE
                                          Secretary

Sunnyvale, California
December   , 1998

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                              GENERAL MAGIC, INC.
                             420 NORTH MARY AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors (the "Board") of General Magic, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders to be held January 21, 1999, or any adjournment thereof for the purposes set forth in the accompanying Notice of Special Meeting
of Stockholders. The date of this Proxy Statement is December   , 1998, the
approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

     Voting Securities. Only stockholders of record as of the close of business
on December   , 1998, will be entitled to vote at the meeting and any
adjournment thereof. As of that date, there were [          ] shares of Common
Stock of the Company, par value $0.001 per share (the "Common Stock"), issued and outstanding, 50,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), issued and outstanding (with voting power of 3,629,000 shares of Common Stock), 5,600 shares of 5 1/2% Cumulative Convertible Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"), issued and outstanding (with voting power of 5,600 shares with respect to matters on which the holders of Series B Preferred Stock are entitled to vote), and [1,549] shares of Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock"), issued and outstanding (with voting power of [1,549] shares with respect to matters on which the holders of Series C Preferred Stock are entitled to vote). The Series A Preferred Stock, Series B Preferred Stock and Common
Stock, which vote as a single class, total [          ] shares of voting stock
outstanding as of the record date. Stockholders may vote in person or by proxy. Each stockholder is entitled to one vote for each share of voting stock held on each of the proposals presented in this Proxy Statement, except as otherwise specified herein. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company has retained MacKenzie Partners to assist in the solicitation of proxies for a fee not to exceed $5,500, plus customary out-of-pocket expenses. In addition, the Company will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons. The Company will reimburse such persons for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies. All shares represented by a proxy received prior to the meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted, by delivery to the Secretary of the Company at the Company's principal office, 420 North Mary Avenue, Sunnyvale, California 94086, of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of October 31, 1998, with respect to the beneficial ownership of the Company's Common Stock and Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer, the four other highest compensated executive officers of the Company, as of December 31, 1997, whose salary and bonus for the year ended December 31, 1997 exceeded $100,000, and a former executive officer of the Company whose salary and bonus for the year ended December 31, 1997 exceeded $100,000 but who was not an executive officer at December 31, 1997 (the "Named Executive Officers") and (iv) all current executive officers and directors of the Company as a group.

                                               SHARES OF COMMON STOCK       SHARES OF PREFERRED STOCK
                                              BENEFICIALLY OWNED(2)(3)        BENEFICIALLY OWNED(2)
                                              ------------------------      -------------------------
                                              NUMBER OF     PERCENTAGE      NUMBER OF     PERCENTAGE
  NAME AND ADDRESS OF BENEFICIAL OWNERS(1)      SHARES       OF CLASS         SHARES       OF CLASS
  ----------------------------------------    ----------    ----------      ----------    -----------
5% STOCKHOLDERS
Sony Corporation(4).........................   1,778,940        5.87%             --           --
  7-35 Kitashinagawa
  6-Chrome Shinagawa-Ku
  Tokyo 141 Japan
Microsoft Corporation(5)....................   3,629,000       10.69%(6)      50,000         85.3%
  One Microsoft Way, Bldg. #8
  North Office 2211
  Redmond, WA 98052
OFFICERS AND DIRECTORS
Mary E. Doyle(7)............................      97,084        *                 --           --
Michael E. Kalogris(8)......................      13,333        *                 --           --
Philip D. Knell.............................          --        *                 --           --
Steven Markman, Ph.D.(9)....................     560,629         1.8%             --           --
Jeffrey F. McElroy(10)......................      38,251        *
Carl F. Pascarella(11)......................      35,002        *                 --           --
Roel Pieper, Ph.D.(12)......................      24,688        *                 --           --
Steven D. Schramm(13).......................     179,979        *                 --           --
Dennis F. Strigl(14)........................      14,533        *                 --           --
Kevin J. Surace(15).........................     119,462        *                 --           --
Susan G. Swenson(16)........................      13,333        *                 --           --
James E. White(17)..........................     504,317         1.7%             --           --
Executive officers and directors as a group
  (14 persons)(18)..........................   1,237,818         3.9%             --           --

---------------
  *  Less than 1%

 (1) Except as otherwise indicated, the address of each beneficial owner is in care of the Company at 420 North Mary Avenue, Sunnyvale, California 94086.

 (2) Except as indicated in the footnotes to this table, the Company believes that the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock and/or Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable.

 (3) Calculations of percentages of beneficial ownership are based upon 30,321,333 shares of Common Stock issued and outstanding as of October 31, 1998. Calculations assume the exercise by only the respective named stockholder of all options to purchase Common Stock held by such stockholder, if any, which are exercisable within 60 days of October 31, 1998.

 (4) According to Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 1997, Sony Corporation has sole power to vote and dispose of all 1,778,940 shares. The 1,778,940 shares beneficially owned by Sony Corporation include 428,940 shares of Common Stock held by Sony Electronics, Inc., a wholly-owned subsidiary of SEL Holdings Inc., which is a wholly-owned subsidiary of Sony Corporation of America, which is a wholly-owned subsidiary of Sony Corporation.

 (5) According to Schedule 13G filed with the Securities and Exchange Commission on March 9, 1998, Microsoft Corporation has sole power to vote and dispose of all 3,629,000 shares. All of such 3,629,000 shares of Common Stock are shares that may be acquired at any time upon conversion of the 50,000 shares of Series A Preferred Stock.

 (6) Calculations of percentages of beneficial ownership are based on 30,321,333 shares of Common Stock issued and outstanding as of October 31, 1998, plus Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock held by Microsoft Corporation.

 (7) Includes 89,584 shares subject to stock options exercisable within 60 days of October 31, 1998.

 (8) Includes 13,333 shares subject to stock options exercisable within 60 days of October 31, 1998.

 (9) Includes 421,875 shares subject to stock options exercisable within 60 days of October 31, 1998.

(10) Includes 38,251 shares subject to stock options exercisable within 60 days of October 31, 1998. Mr. McElroy joined the Company in June 1996 and resigned from the Company in connection with the closure of its South Carolina offices on January 2, 1998.

(11) Includes 35,002 shares subject to stock options exercisable within 60 days of October 31, 1998.

(12) Includes 24,688 shares subject to stock options exercisable within 60 days of October 31, 1998.

(13) Includes (i) 130,542 shares subject to stock options exercisable within 60 days of October 31, 1998 and (ii) 6,729 shares subject to stock options exercisable within 60 days of October 31, 1998 held by Mr. Schramm's spouse. On November 4, 1998, Mr. Schramm terminated his employment with the Company in connection with the divestiture of the Company's DataRover hand-held products division.

(14) Includes 13,333 shares subject to stock options exercisable within 60 days of October 31, 1998.

(15) Includes (i) 107,292 shares subject to stock options exercisable within 60 days of October 31, 1998, (ii) 1,350 shares owned by Mr. Surace's daughter and (iii) 3,450 shares held by Mr. Surace's spouse.

(16) Includes 13,333 shares subject to stock options exercisable within 60 days of October 31, 1998.

(17) Includes 114,167 shares subject to stock options exercisable within 60 days of October 31, 1998, and 280,000 shares of restricted stock owned by Mr. White which vested in August 1998. Effective August 18, 1997, Mr. White resigned as Vice President and Chief Technical Officer, Agent Technology, and was appointed Chief Technology Officer of the Company. As a result of this change in Mr. White's duties and responsibilities, he is no longer an executive officer of the Company.

(18) Includes 1,035,486 shares subject to stock options exercisable within 60 days of October 31, 1998, held by all current executive officers and directors. These computations include shares beneficially owned by Steven
     D. Schramm who was an officer of the Company on October 31, 1998 and terminated his employment with the Company on November 4, 1998 as discussed in footnote 13.

                                 PROPOSAL NO. 1

      APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

BACKGROUND

     Under Delaware law, the Company may only issue shares of Common Stock to the extent such shares have been authorized for issuance under the Company's Certificate of Incorporation. The Certificate of Incorporation currently authorizes the issuance by the Company of up to 60,000,000 shares of Common
Stock, $0.001 par value. However, as of [          ], 1998, [          ] shares
of the Company's Common Stock were issued and outstanding and [          ]
unissued shares of Common Stock were reserved for issuance upon (i) the exercise of options to purchase shares of Common Stock granted under the Company's equity compensation plans, (ii) the conversion of the Company's Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock and (iii) the exercise of outstanding warrants to purchase shares of Common Stock. Consequently, the remaining unissued and unreserved shares of Common Stock is
currently           . In order to assure that sufficient shares of Common Stock
will be available for issuance by the Company, on [          ], 1998 the Board
approved, subject to stockholder approval, an amendment the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 60,000,000 to 100,000,000.

     The additional shares of Common Stock to be authorized pursuant to the proposed amendment will have a par value of $.001 per share and be of the same class of Common Stock as is currently authorized under the Company's Certificate of Incorporation.

     A copy of the proposed amendment to the Certificate of Incorporation for which stockholder approval is sought is attached hereto as Appendix A.

PURPOSE AND EFFECT OF THE AMENDMENT

     The principal purpose of the proposed amendment to the Certificate of Incorporation is to authorize additional shares of Common Stock which will be available in the event the Board determines that the issuance of additional shares of Common Stock is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of Common Stock or equity securities convertible into Common Stock, to acquire another company or its assets, establish strategic relationships with corporate partners, provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of Common Stock is particularly important in the event that the Company desires to capitalize on strategic opportunities which involve the issuance of Common Stock. The Company would like to be able to take timely advantage of such opportunities without the delay and expense associated with seeking stockholder approval of a contemplated issuance of Common Stock.

     The Company has no present agreement, arrangement or intention to issue any of the shares for which approval is sought. Accordingly, the increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the percentage equity ownership of existing stockholders and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. The Board is not currently aware of any attempt to take over or acquire the Company and the proposed amendment to increase the authorized Common Stock is not prompted by any specific takeover effort or threat currently known to management. Nevertheless, shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely.

Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock entitled to notice of, and to vote at, the Special Meeting of Stockholders (voting as a single class, on an as-if-converted basis with respect to the Series A Preferred Stock, and on a one vote per share basis with respect to the Series B Preferred Stock) at which a quorum representing a majority of all outstanding shares of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have the effect of a "NO" vote.

     The Board of Directors believes that approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock is in the best interests of the stockholders and the Company for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 100,000,000 SHARES.

                                 PROPOSAL NO. 2

          APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF SERIES C CONVERTIBLE PREFERRED STOCK AND EXERCISE OF WARRANTS

     On June 25, 1998, the Company completed a private placement sale of 3,000 shares of its Series C Preferred Stock for cash proceeds of $30,000,000. The Certificate of Designations prescribes the rights, preferences, privileges and limitations of the Series C Preferred Stock (the "Certificate of Designations"). In connection with the sale of the Series C Preferred Stock, the Company also issued warrants to purchase an aggregate of 150,000 shares of Common Stock at a current exercise price of $17.13 (the "Warrants"). The Warrants and the Series C Preferred Stock are referred to collectively as the "Series C Securities." As of the date of this Proxy Statement, [1,451] shares of Series C Preferred Stock have been converted into [2,857,000] shares of Common Stock and no Warrants have been exercised. Copies of the relevant documents for this private placement sale of the Series C Securities were filed as exhibits to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 1998. The following summary of the material terms of the Series C Securities is not intended to be a complete description of all of the terms contained in the Certificate of Designations and for complete information reference is made to such filing.

     The Board of Directors authorized the sale of the Series C Securities for the purpose of increasing the Company's working capital.

SUMMARY TERMS OF THE SERIES C SECURITIES

     The Series C Securities were issued in connection with a privately placed equity financing to institutional investors (the "Series C Holders"), pursuant to a Securities Purchase Agreement (the "Purchase Agreement").

     Dividends. Shares of Series C Preferred Stock accrue dividends at a rate of 5% per annum, payable quarterly, at the Company's option, in cash or by adding the amount of accrued and unpaid dividends to the liquidation preference, as described below.

     Conversion Rights. Each share of Series C Preferred Stock is convertible, at the option of a Series C Holder, into that number of shares of the Company's Common Stock obtained by dividing the sum of the liquidation preference ($10,000 per share) plus any accrued and unpaid dividends and certain other amounts (the "Liquidation Value") by the lower of (i) $19.49 (the "Fixed Conversion Price") and (ii) the average of the four lowest closing bid prices of the Company's Common Stock during the 20 consecutive trading days immediately preceding a conversion date (the "Floating Conversion Price"). The ability of the Series C Holders to convert shares of Series C Preferred Stock in accordance with the foregoing formula is subject to the Discounted Securities Limit discussed below. The shares of Series C Preferred Stock generally are not convertible into Common Stock until a date commencing five months after the date of issuance, subject to certain exceptions which, among other things, permit conversion on any day on which the Common Stock trades at a price greater than or equal to (i) 115% of the Floating Conversion Price or (ii) the Fixed Conversion Price. Subject to extension under certain circumstances, the shares of Series C Preferred Stock shall automatically convert into Common Stock on June 25, 2001, unless sooner converted.

     Assuming the Discounted Securities Limit and the other conversion restrictions do not apply, as of the date of this Proxy Statement, the remaining [1,549] outstanding shares of Series C Preferred Stock would be convertible into
[          ] shares of Common Stock or [     %] of the total number of
outstanding shares of Common Stock after the conversion of the shares of Series C Preferred Stock. As of the date of this Proxy Statement, 1,451 shares of Series C Preferred Stock have been converted into 2,857,000 shares of Common Stock.

     The number of shares of Common Stock into which the shares of Series C Preferred Stock are convertible may be subject to adjustment in the event of:

     - stock splits, stock dividends or similar transactions;

     - the Company's failure to comply with certain requirements, including requirements relating to the maintenance of the registration of the Common Stock into which the shares of Series C Preferred Stock are convertible, and the timely conversion of the shares of Series C Preferred Stock in certain circumstances;

     - the Company's issuance or sale or deemed issuance or sale of shares of Common Stock at a price less than $19.49; or

     - the Company's issuance or sale or deemed issuance or sale prior to September 18, 1999 of convertible securities that are convertible into Common Stock at a price which varies with the market price of the Common Stock and which price is calculated using a different formula than the formula used to calculate the conversion price of the shares of Series C Preferred Stock.

Proposal No. 3 seeks stockholder approval for an exemption from certain of these adjustment provisions for issuances of shares of Common Stock in connection with certain business combinations and certain other transactions in exchange for a reduction in the Fixed Conversion Price from $19.49 to $10.00.

     Redemption Rights. Series C Holders are entitled to redeem some or all of their shares at a per share price equal to the greater of (i) 130% of the Liquidation Value or (ii) a price based on the market value of the Company's Common Stock at the time of any of the following events:

     - consolidation, merger or other business combination in which the Company's stockholders do not retain sufficient voting power of the surviving entity to elect a majority of such entity's board of directors;

     - sale of substantially all of the Company's assets;

     - purchase, tender or exchange offer made to and accepted by holders of more than 50% of the Company's Common Stock; or

     - certain circumstances relating to (a) timely and continuous registration,
       (b) continuous listing and (c) upon conversion, timely issuance of the Common Stock issuable upon conversion of shares of Series C Preferred Stock.

     In addition, Series C Holders are entitled to redeem some or all of such shares at a per share price equal to 130% of the Liquidation Value upon the failure by the Company to timely obtain stockholder approval of the issuance of shares of Common Stock issuable upon conversion or exercise of the Series C Preferred Stock or the Warrants, respectively, as required by the Marketplace Rules of the Nasdaq National Market. (See "Discounted Securities Limit" discussion below).

     In the event that any shares of Series C Preferred Stock are submitted for conversion at a conversion price less than $5.00, the Company is entitled to redeem such shares offered for conversion at a per share price equal to 110% of the Liquidation Value.

     Voting Rights. An affirmative vote of not less than two-thirds of the then-outstanding shares of Series C Preferred Stock is required to approve any change to the Certificate of Designations or the Company's Certificate of Incorporation that would change the terms of the Series C Preferred Stock. The Series C Preferred Stock has no other voting rights.

     Liquidation Rights. The Certificate of Designations entitles the Series C Holders, in the event of any liquidation, dissolution or winding up of the Company, to receive an amount per share equal to the Liquidation Value in preference to the holders of Common Stock.

     Warrants. The Warrants are exercisable for 150,000 shares of the Company's Common Stock at a current exercise price of $17.13 per share, have a term of three (3) years, and may be exercised for cash or on a cashless basis based on the net appreciated value of the underlying shares of Common Stock. The Warrants provide weighted average anti-dilution protection related to certain issuances of Common Stock, options and convertible securities by the Company.

     Discounted Securities Limit. The shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock or upon exercise of the Warrants may be deemed to be "below market" or discounted securities. The issuance of Common Stock may therefore be subject to the Marketplace Rules of the Nasdaq National Market requiring stockholder approval of certain discounted securities. Section 4460(i)(1)(D)(ii) of the Marketplace Rules requires stockholder approval of the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power outstanding before the issuance of the securities if the issuance is for less than the greater of book or market value of the Common Stock (the "Discounted Securities Limit").

     In order to assure the Company's compliance with this rule, the Certificate of Designations provides that the Company is not obligated to issue shares of Common Stock upon conversion of the shares of Series C Preferred Stock if such conversion, when aggregated with all prior or concurrent conversions of shares of Series C Preferred Stock and exercises of Warrants, would result in the Company issuing shares of Common Stock in excess of the Discounted Securities Limit. As of the date of the Purchase Agreement, there were [29,074,669] shares of the Company's Common Stock outstanding, 50,000 shares of the Company's Series A Preferred Stock outstanding (with voting power of 3,629,000 shares of the Company's Common Stock), and 5,600 shares of the Company's Series B Preferred Stock outstanding (with voting power of 5,600 shares), for a total of 32,709,269 shares of capital stock with voting rights outstanding, 20% of which sum is 6,541,854. After accounting for the 1,451 shares of Series C Preferred Stock which have been converted into 2,857,000 shares of Common Stock and assuming the exercise of all of the Warrants, the remaining shares of Series C Preferred Stock cannot be converted into more than 3,534,854 shares of Common Stock.

     The Company is obligated under the Purchase Agreement to seek stockholder approval of the right of the Company to issue shares of Common Stock upon conversion of the Series C Preferred Stock and the exercise of the Warrants in excess of the Discounted Securities Limit. The Company is therefore seeking such approval in this Proposal. A vote in favor of this Proposal is a vote in favor the Company's right to issue shares of Common Stock in excess of the Discounted Securities Limit.

EFFECT OF FAILURE TO OBTAIN STOCKHOLDER APPROVAL

     In the event the Company is unable to obtain the stockholder approval necessary to issue shares of Common Stock in excess of the Discounted Securities Limit, the Series C Holders will have a number of remedies including:

     - the immediate right to require the Company to redeem all or any portion of the Series C Preferred Stock at a per share price equal to 130% of the Liquidation Value, which, assuming all [1,549] issued and outstanding shares of Series C Preferred Stock were submitted for redemption on the date of this Proxy Statement, would equal a total redemption value of
       $          ;

     - upon the Company's failure to convert any shares of Series C Preferred Stock submitted for conversion because of the Discounted Securities Limit, the right to require the Company to redeem shares of Series C Preferred Stock that cannot be converted at a per share amount equal to the greater of (i) 130% of the Liquidation Value or (ii) a price based on the market value of the Company's Common Stock at the time of the Company's failure to issue shares of Common Stock in excess of the Discounted Securities Limit;

     - the right to require the Company to issue shares of Common Stock upon conversion of the Series C Preferred Stock based on a conversion price equal to the market value of the Common Stock at the time of conversion; or

     - the right to convert some or all of the Series C Preferred Stock notwithstanding limitations on conversion which otherwise elapse at a date commencing five months and ending eight months from June 25, 1998.

The Company believes that the Series C Holders' election of one or more of the remedies available to them in the event stockholder approval is not obtained will likely have a material adverse effect on the Company's financial condition. Therefore, the Company believes that it is in the best interests of the Company and its stockholders to vote in favor of the proposal.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Special Meeting of Stockholders at which a quorum representing a majority of all outstanding shares of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the proposal.

     For the reasons set forth above, the Board of Directors believes that approval of the issuance of shares of Common Stock on conversion of the Series C Preferred Stock or upon the exercise of the Warrants in excess of the Discounted Securities Limit is in the best interests of the stockholders and the Company for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK IN EXCESS OF THE DISCOUNTED SECURITIES LIMIT.

                                 PROPOSAL NO. 3

          APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO MODIFY THE TERMS OF THE SERIES C CONVERTIBLE PREFERRED STOCK

BACKGROUND

     As described in detail in Proposal No. 2 of the Proxy Statement, on June 25, 1998 the Company issued 3,000 shares of its Series C Preferred Stock to the Series C Holders pursuant to the Purchase Agreement. On October 22, 1998, the Company entered into a Voting and Waiver Agreement with all of the Series C Holders (the "Voting and Waiver Agreement"), pursuant to which, among other things, the Company and the Series

C Holders agreed, subject to the approval of the Company's stockholders on or before January 31, 1999, to amend the Certificate of Designations to modify certain terms of the Series C Preferred Stock (the "Amendment").

     Under the Amendment there were two proposed changes in the terms of the Series C Convertible Preferred Stock:

     - the Company would have the right to issue in any given one year period shares of its Common Stock with an aggregate value not to exceed approximately 5% of the Company's total market capitalization in connection with mergers, acquisitions and other strategic transactions without triggering anti-dilution protection-related adjustments to the number of shares of Common Stock into which the Series C Preferred Stock may be converted and in exchange for the foregoing,

     - the Fixed Conversion Price (as such term is defined in the Certificate of Designations and discussed in greater detail below) would be reduced from $19.49 to $10.00.

     A copy of the Voting and Waiver Agreement was filed as an exhibit to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 1998. The summary of the terms of the Voting and Waiver Agreement and the exhibits thereto contained in this Proxy Statement is not intended to be a complete description thereof and for complete information reference is made to such filing.

     A copy of the Amendment for which stockholder approval is sought is attached hereto as Appendix B.

PURPOSE AND EFFECT OF THE AMENDMENT

     The purpose of the Amendment is to provide the Company with the flexibility to issue shares of its Common Stock in certain transactions without triggering anti-dilution protection provided to the Series C Holders. A key part of the Company's business strategy is to enter into joint ventures, to acquire or sell businesses, products or technologies and to engage in other like transactions. These transactions have and will likely in the future involve the issuance of shares of the Company's Common Stock. In order to be able to continue to execute this component of the Company's strategy, management obtained the agreement of the Series C Holders to this Amendment.

     Following the parties' execution of the Voting and Waiver Agreement, the Company consummated a strategic acquisition pursuant to which the Company acquired substantially all of the assets of a privately-held entity in exchange for $100,000 and 234,104 shares of the Company's Common Stock issued at a per share price of $6.00. The effect of this acquisition on the Series C Preferred Stock is currently determined by the Certificate of Designations which provides for anti-dilution protection resulting in a reduction of the Fixed Conversion Price to $6.00. Therefore, in the event that stockholder approval of the Amendment is not obtained, the Fixed Conversion Price will be reduced to $6.00.

     The Company has no present agreement to issue additional shares of its Common Stock in any transaction that may trigger such anti-dilution protection.

     Anti-dilution Protection for the Series C Preferred Stock. Prior to the execution of the Waiver and Voting Agreement, each share of Series C Preferred Stock was convertible, at the option of a Series C Holder, into that number of shares of Common Stock obtained by dividing the sum of the liquidation preference ($10,000 per share), plus any accrued and unpaid dividends and certain other amounts by the lower of:

     - $19.49, subject to certain adjustments (the "Fixed Conversion Price"), and

     - the average of the four lowest closing bid prices of the Company's Common Stock during the 20 consecutive trading days immediately preceding a conversion date (the "Floating Conversion Price").

     If the Company issues or sells or is deemed to have issued or sold shares of Common Stock (exclusive of the shares of Common Stock underlying the Series C Preferred Stock and the Warrants and certain shares issued in connection with compensatory arrangements approved by the Board) for a consideration per share less that the Fixed Conversion Price in effect immediately prior to such issuance or sale, then the Fixed Conversion Price is reduced to an amount equal to the price of such issued or deemed issued shares. This adjustment to the Fixed Conversion Price applies if the issuance or deemed issuance of the lower-priced shares occurs on or before the earlier of (i) the date on which 1,800 shares of Series C Preferred Stock have been converted or (ii) September 18, 1999. To date, [1,451] shares of Series C Preferred Stock have been converted. If the lower-priced issuance or deemed issuance occurs after at least 1,800 shares of Series C Preferred Stock have been converted, then the Fixed Conversion Price is reduced based on a weighted-average anti-dilution formula.

     Proposed Modification to Anti-dilution Protection. Under the Amendment, the above-described anti-dilution protection will not apply to shares of Common Stock issued or deemed issued in any given one year period with an aggregate value not to exceed approximately 5% of the Company's total market capitalization in connection with any of the following types of transactions:

     - a merger or consolidation;

     - any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital for the Company); or

     - the acquisition of a business, product, license or other assets by the Company.

For example, if the Company seeks to issue shares at less than the applicable Fixed Conversion Price in connection with the acquisition of all of the assets of another corporation, it may do so without triggering the anti-dilution mechanism if the number of shares proposed to be issued, plus any other shares issued under similar circumstances at less than the then applicable Fixed Conversion Price in the preceding 364-day period, have an aggregate value less than or equal to 5% of the Company's total market capitalization.

     The value of the shares issued in any applicable issuance is determined as of the date of issuance. Therefore, to the extent the market price of the Common Stock increases during the one year measurement period, the number of shares which the Company may issue in that period will increase. Correspondingly, if the market price declines, then the number of shares the Company may issue will decrease.

     In return for this exemption of certain shares of Common Stock issued by the Company from the anti-dilution provisions, the Fixed Conversion Price is to be reduced from $19.49 to $10.00. As of the date of this Proxy Statement, the
Floating Conversion Price is $     , an amount less than the proposed, adjusted
Fixed Conversion Price of $10.00. Therefore, because the shares of Series C Preferred Stock convert at the lesser of the Floating Conversion Price and the Fixed Conversion Price, the number of shares into which the shares of Series C Preferred Stock could be converted, subject to other conversion restrictions set forth in the Certificate of Designations, would not be increased as a result of the Amendment. However, the number of shares of Common Stock into which the shares of Series C Preferred Stock may be converted as a result of the Amendment will increase to the extent that the shares of Series C Preferred Stock are converted at a time when the Floating Conversion Price is greater than $10.00. The Company cannot predict if and when the Series C Holders will convert their shares of Series C Preferred Stock, nor can the Company predict the Floating Conversion Price at the time of any conversion. Therefore, it is not possible to determine for future periods the dilutive impact, if any, on the Company's stockholders as a result of the approval of the Amendment.

EFFECT OF FAILURE TO OBTAIN STOCKHOLDER APPROVAL OF AMENDMENT

     In accordance with the terms of the Voting and Waiver Agreement, the Series C Holders agreed, for the period of June 25, 1998 through the date of the filing of the Amendment and subject to stockholder approval of the Amendment, to waive any and all rights and/or benefits under the Certificate of Designations unless the Series C Holders would be entitled to such rights and/or benefits under the Certificate of Designations, as amended by the Amendment. However, if the Amendment is not approved, any issuance of shares of Common Stock on or after June 25, 1998 that would trigger the anti-dilution mechanism described above would result in an adjustment to the Fixed Conversion Price in accordance with the terms of the Certificate of Designations. In addition, in the event the Amendment is not approved, the Company may refrain from engaging in certain strategic transactions otherwise in the best interests of the Company and its stockholders involving the issuance of the Company's Common Stock if the result of such issuance would be to further lower the Fixed Conversion Price.

     On October 22, 1998 the Company issued 234,104 shares of its Common Stock at a per share value of $6.00 in connection with the acquisition of substantially all of the assets of a privately-held entity. If the Amendment is not approved, the Fixed Conversion Price will be automatically reduced from $19.49 to $6.00, rather than from $19.49 to $10.00 under the proposed Amendment. To the extent the Series C Holders convert at a time when the Floating Conversion Price is greater than $6.00 but less than $10.00, this reduction of the Fixed Conversion Price from $19.49 to $6.00 could result in greater dilution to the stockholders of the Company than the proposed reduction under the Amendment from $19.49 to $10.00.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative votes of (i) the holders of a majority of the shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting as a single class and on an as-if-converted basis with respect to the Series A Preferred Stock and on a one vote per share basis with respect to the Series B Preferred Stock, and (ii) the holders of at least two-thirds of the shares of Series C Preferred Stock voting as a class, cast at the Special Meeting of Stockholders at which a quorum representing a majority of all outstanding shares of the Company's (A) Common Stock, Series A Preferred Stock and Series B Preferred Stock, considered collectively as a single class for quorum purposes and (B) Series C Preferred Stock, considered as a class for quorum purposes, present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the proposal.

     All of the Series C Holders have delivered irrevocable proxies to the Company permitting management to vote their shares of Series C Preferred Stock in favor of the proposal. Such proxies expire and become null and void immediately following the earlier to occur of the date of filing of the Amendment or January 31, 1999.

     The Board of Directors believes that approval of the amendment to the Company's Certificate of Incorporation to modify the terms of the Series C Preferred Stock is in the best interests of the Company and its stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO MODIFY THE TERMS OF THE SERIES C PREFERRED STOCK.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Special Meeting of Stockholders must be received not later than the close of business on the tenth day following the day on which this Proxy Statement and accompanying Notice of Special Meeting was mailed or public disclosure of the date of the Special Meeting of Stockholders was made. Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 420 North Mary Avenue, Sunnyvale, California 94086, not later than January 8, 1999. All such proposals must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          LOGO
                                          MARY E. DOYLE
                                          Secretary

December   , 1998

                                                                      APPENDIX A

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     General Magic, Inc., a Delaware corporation (the "Corporation"), hereby certifies:

     1. That the Corporation's Board of Directors has duly adopted the following resolution:

          RESOLVED, that the text of Article Fourth(A) of the Company's Certificate of Incorporation will be amended to read as follows:

        "A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Million Five Hundred Thousand (100,500,000), consisting of:

        (1) Five Hundred Thousand (500,000) shares of Preferred Stock, par value one-tenth of one cent ($.001) per share (the "Preferred Stock"); and

        (2) One Hundred Million (100,000,000) shares of Common Stock, par value one-tenth of one cent ($.001) per share (the "Common Stock")."

     2. That the proposed amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

     The Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by President and Chief Executive Officer and attested
to by its Secretary this      day of January, 1999.

                                          GENERAL MAGIC, INC.

                                          By:
                                          --------------------------------------
                                                       Steven Markman
                                               President and Chief Executive
                                                           Officer

Attest:

--------------------------------------
       Mary E. Doyle, Secretary

                                                                      APPENDIX B

                            CERTIFICATE OF AMENDMENT
                                       OF
        CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES C
                          CONVERTIBLE PREFERRED STOCK
                                       OF
                              GENERAL MAGIC, INC.

     General Magic, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Company resolutions were duly adopted setting forth a proposed amendment to the Certificate of Designations, Preferences and Rights of the Company's Series C Convertible Preferred Stock (the "Certificate"), declaring said amendment to be advisable and calling a special meeting of the stockholders of the Company for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Section (2)(b)(ii) of the Certificate be amended and restated to read as follows:

     "Fixed Conversion Price" means $10.000.";

    RESOLVED FURTHER, that Section (2)(d)(i) of the Certificate be amended and restated to read as follows:

    "Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Conversion Shares (as defined in the Securities Purchase Agreement), the Warrant Shares (as defined in the Securities Purchase Agreement), the Discretionary Shares (as defined below) and shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below)) for a consideration per share less than a price (the "Applicable Price") equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Fixed Conversion Price then in effect shall be reduced to an amount (A) in the event such issue or sale occurs on or prior to the date which is the earlier of (I) the date on which an aggregate of at least 1,800 Preferred Shares have been converted pursuant to Section 2 and (II) the date which is one year after the date the Registration Statement is declared effective by the SEC, then equal to the consideration per share which the Company issued or sold, or was deemed to have issued or sold, for one share of Common Stock pursuant to such issuance or sale or (B) in the event such issue or sale occurs after the date on which an aggregate of at least 1,800 Preferred Shares have been converted pursuant to Section 2, then equal to the product of (x) the Fixed Conversion Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Applicable Price and
    (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following shall be applicable:"; and

    RESOLVED FURTHER, that Section (2)(d)(i)(D)(II) of the Certificate be renumbered as Section (2)(d)(i)(D)(III) and Section (2)(d)(i)(D)(II) of the Certificate be amended and restated as follows:

    "Discretionary Shares" shall mean shares of Common Stock (A) which have been issued or sold, or deemed to have been issued or sold, by the Company (i) in connection with a merger or consolidation, (ii) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) or (iii) in connection with the acquisition of a business, product, license or other assets by the Company, for a consideration per share (based on the Closing Bid Price of such Common Stock on the date of the issuance or sale, or deemed issuance or sale) less than the Applicable Price (as defined above) ("Acquisition Shares") and (B) the issuance or sale, or deemed issuance or sale, of which was not in violation of the applicable Discretionary Share Cap (as defined below). For the purposes hereof, "Discretionary Share Cap" shall mean that amount with respect to a Discretionary Share Measurement Period (as defined below) as calculated from time to time as of the date ("Measurement Date") of a given issuance or sale, or deemed issuance or sale, of Acquisition Shares which is equal to (A) the product of (x) the number of shares of Common Stock actually outstanding on the last day of the Discretionary Share Measurement Period, multiplied by the Closing Bid Price of the Common Stock on the Measurement Date and (y) .05, less (B) the number of Acquisition Shares issued or sold, or deemed to have been issued or sold, by the Company during the Discretionary Share Measurement Period, multiplied by the Closing Bid Price of the Common Stock on each applicable Measurement Date with respect to such Acquisition Shares. A given issuance or sale, or deemed issuance or sale, of Acquisition Shares shall be deemed to violate the Discretionary Share Cap if the product of (x) the number of such Acquisition Shares, multiplied by (y) the Closing Bid Price of the Common Stock on the Measurement Date exceeds the Discretionary Share Cap. The "Discretionary Share Measurement Period" shall mean with respect to a given issuance or sale, or deemed issuance or sale, of Acquisition Shares, that 364-day period ending on and including the date immediately prior to the date of the issuance or sale, or deemed issuance or sale, of such Acquisition Shares."

     SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Designations to be signed by its duly authorized
officer, this   day of January, 1999.

                                          GENERAL MAGIC, INC.

                                          By:

                                          Title:

                                      PROXY
                               GENERAL MAGIC, INC.
               420 NORTH MARY AVENUE, SUNNYVALE, CALIFORNIA 94086

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Steven Markman and Mary E. Doyle (the "Proxies"), and each of them, each with the power to appoint a substitute, and hereby authorizes each of them to represent and vote as designated, all the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of General Magic, Inc. (the "Company") held of record by the undersigned on [________], 199__, at the Special Meeting of Stockholders to be held on January ______, 1999, or any adjournments or postponements thereof.

        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.



                                                                ---------------
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                        SEE REVERSE
                                                                      SIDE
                                                                ---------------

        Please mark
[X]     votes as in
        this example

1. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company from 60,000,000 shares to 100,000,000 shares.

               [ ] FOR           [ ]  AGAINST              [ ] ABSTAIN

2. To approve the issuance of shares of the Company's Common Stock upon (i) the conversion of the Company's Series C Convertible Preferred Stock and
        (ii) the exercise of warrants for the purchase of shares of the Company's Common Stock.

               [ ] FOR           [ ]  AGAINST              [ ] ABSTAIN

3. To approve an amendment to the Company's Certificate of Incorporation to modify the terms of the Series C Convertible Preferred Stock.

               [ ] FOR           [ ]  AGAINST              [ ] ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR proposals 1, 2 and 3.

        Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature: ____________________________________  Date: ________________________

Signature: ____________________________________  Date: ________________________


                                        MARK HERE             MARK
                                        FOR ADDRESS           HERE IF
                                        CHANGE AND    [ ]     YOU PLAN     [ ]
                                        NOTE AT LEFT          TO ATTEND
                                                              THE MEETING

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.